Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076                         tel: (617) 796-8350      fax: (617) 796-8349

FOR IMMEDIATE RELEASE                                                            Contact:
                                                                                Timothy A. Bonang, Manager of Investor Relations, or

                                                                                Katherine L. Johnston, Investor Relations Analyst

                                                                                (617) 796-8234

                                                                              www.snhreit.com

Senior Housing Properties Trust Announces Results for the Periods Ended December 31, 2007

                Newton, MA (February 28, 2008).  Senior Housing Properties Trust (NYSE: SNH) today announced its financial results for the quarter and year ended December 31, 2007, as follows:

Results for the quarter ended December 31, 2007:

Net income was $26.5 million, or $0.31 per share, for the quarter ended December 31, 2007, compared to net income of $27.5 million, or $0.37 per share, for the quarter ended December 31, 2006.  Net income for the quarter ended December 31, 2007 includes an impairment of assets charge of $1.4 million, or $0.02 per share, related to one property that we intend to sell in 2008.  Net income for the quarter ended December 31, 2006 includes $5.4 million, or $0.07 per share, of additional rental income resulting from a litigation settlement affecting two hospitals formerly leased and operated by HealthSouth Corporation, or HealthSouth, net of litigation costs.

                Funds from operations (FFO) for the quarter ended December 31, 2007 was $35.2 million, or $0.42 per share. This compares to FFO for the quarter ended December 31, 2006 of $35.0 million, or $0.47 per share. FFO for the quarter ended December 31, 2006 includes $5.4 million, or $0.07 per share, from the additional rental income and litigation costs discussed above.

                The weighted average number of common shares outstanding totaled 84.5 million and 74.6 million for the quarters ended December 31, 2007 and 2006, respectively. The increase in common shares is a result of public offerings in February and December 2007 of 6.0 million and 5.0 million common shares, respectively.

Results for the year ended December 31, 2007:

                Net income was $85.3 million, or $1.03 per share, for the year ended December 31, 2007, compared to $66.1 million, or $0.91 per share, for the year ended December 31, 2006.

Net income for the year ended December 31, 2007 includes a loss of $2.0 million, or $0.02 per share, related to the early retirement of $20.0 million of SNH’s 8 5/8% senior notes due 2012. Net income in 2007 also includes an impairment of assets charge of $1.4 million, or $0.02 per share, related to one property that we intend to sell in 2008.  Net income for the year ended December 31, 2006 includes a loss of $1.3 million, or $0.02 per share, related to the $28.2 million early redemption of all of SNH’s 10.125% junior subordinated debentures and a loss of $5.2 million, or $0.07 per share, related to the $52.5 million early redemption of SNH’s 7 7/8% senior notes due 2015.  Net income in 2006 also includes an impairment of assets charge of $1.4 million, or $0.02 per share, related to three properties sold during 2006. Net income for the year ended December 31, 2006 includes the net rental income of $4.0 million, or $0.06 per share, from the HealthSouth settlement received in the fourth quarter reduced by the full year’s litigation costs.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

FFO for the year ended December 31, 2007 was $134.4 million, or $1.62 per share. FFO includes a cash loss of $1.8 million, or $0.02 per share, related to the early retirement of the senior notes due 2012 described above. This compares to FFO for the year ended December 31, 2006 of $114.0 million, or $1.57 per share. FFO for the year ended December 31, 2006 includes a $4.1 million, or $0.06 per share, cash loss related to the $52.5 million early redemption of the senior notes due 2015 described above.  FFO for the year ended December 31, 2006 also includes the net rental income settlement amount from HealthSouth of $4.0 million, or $0.06 per share.

                The weighted average number of common shares outstanding totaled 83.2 million and 72.5 million for the years ended December 31, 2007 and 2006, respectively. The increase in common shares is a result of public offerings in February and December 2007 of 6.0 million and 5.0 million common shares, respectively.

A reconciliation of income before loss on sale of properties determined according to U.S. generally accepted accounting principles, or GAAP, to FFO is set forth below.

Investing Activities and Subsequent Events:

In October and November 2007, we purchased six wellness centers for a total purchase price of $76.8 million from an unaffiliated third party.  Affiliates of Starmark Holdings, LLC, or Starmark, lease these centers. These leases have a current term expiring in 2023, plus renewal options, and require aggregate annual rent of $6.5 million initially, plus consumer price index based increases.  We funded this acquisition using cash on hand, borrowings under our revolving credit facility and by assuming a mortgage for $14.9 million at 6.91% per annum which matures in 2013.

In January and February 2008, we purchased eight senior living properties with a total of 804 units for approximately $86.2 million from three unaffiliated third parties. We leased these properties to Five Star Quality Care Inc., or Five Star, for initial rent of $6.9 million and added them to the combined lease for 114 properties with Five Star, which has a current term expiring in 2020.  Percentage rent, based on increases in gross revenues at these properties, will commence in 2010. We funded these acquisitions using cash on hand and with borrowings under our revolving credit facility.

During 2007 and subsequent to year end, we agreed to purchase, from three unaffiliated third parties, 16 senior living properties with a total of 1,000 units for approximately $197.6 million.  These acquisitions have not occurred as of February 28, 2008.  We intend to lease these properties to Five Star and to add them to our combined lease of 122 properties (including the eight communities described above) with Five Star, which has a current term expiring in 2020 and we expect the annual rent under this combined lease will increase by $15.8 million.  We expect percentage rent, based on increases in gross revenues at these properties, will commence in 2010.  We expect to fund these acquisitions using cash on hand, borrowings under our revolving credit facility and by assuming two mortgages, one for $3.6 million at 5.7% per annum and one for $3.6 million at 6.2% per annum.  Both mortgages mature in 2041 and are prepayable beginning in 2008.  The purchase of these properties is contingent upon completion of our diligence, other customary closing conditions, and, with respect to two of the properties, the approval of mortgage lenders. We can provide no assurance that we will purchase these properties.

In February 2008, we issued 6.2 million of our common shares in a public offering, raising net proceeds of $129.3 million.  We used the net proceeds from this offering to repay borrowings outstanding on our revolving credit facility and for general business purposes, and we expect to use these proceeds in part to fund the pending acquisitions described above or future acquisitions of properties.

Conference Call:

On Friday, February 29, 2008, at 10:00 a.m. EST, David J. Hegarty, president and chief operating officer, and Richard A. Doyle, treasurer and chief financial officer, will host a conference call to discuss the results for the fourth quarter and year ended December 31, 2007.  The conference call telephone number is 1-800-909-7113. Participants calling from outside the United States and Canada should dial 1-785-830-1914. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 1:00 p.m., Friday, March 7, 2008. To hear the replay, dial 1-719-457-0820. The replay pass code is 4077939.

A live audio web cast of the conference call will also be available in listen only mode on the SNH web site. Participants wanting to access the webcast should visit the web site about five minutes before the call. The archived webcast will be available for replay on the SNH web site for about one week after the call.

Supplemental Data:

A copy of SNH’s Fourth Quarter 2007 Supplemental Operating and Financial Data is available for download from the SNH website, www.snhreit.com.

Senior Housing Properties Trust is a real estate investment trust, or REIT, that owns 210 properties located in 32 states. SNH is headquartered in Newton, Massachusetts.

Senior Housing Properties Trust

Financial Information

(in thousands, except per share data)

Income Statement:

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Revenues:
Rental income(1)	$52,575	$54,645	$185,936	$178,372
Interest and other income	509	400	2,086	1,434
Total revenues	53,084	55,045	188,022	179,806
Expenses:
Interest	9,479	12,269	37,755	47,020
Depreciation	12,264	11,443	47,384	44,073
General and administrative(2)	3,422	3,775	14,154	14,645
Loss on early extinguishment of debt(3)	—	—	2,026	6,526
Impairment of assets(4)	1,400	—	1,400	1,420
Total expenses	26,565	27,487	102,719	113,684
Income before loss on sale of properties	26,519	27,558	85,303	66,122
Loss on sale of properties	—	(21)	—	(21)
Net income	$26,519	$27,537	$85,303	$66,101

Weighted average shares outstanding	84,505	74,641	83,168	72,529
Per share data:
Income before loss on sale of properties	$0.31	$0.37	$1.03	$0.91
Net income	$0.31	$0.37	$1.03	$0.91

Balance Sheet:

	At December 31, 2007	At December 31, 2006
Assets
Real estate properties	$1,940,347	$1,814,358
Less accumulated depreciation	323,891	276,507
	1,616,456	1,537,851
Cash and cash equivalents	43,521	5,464
Restricted cash	3,642	2,435
Deferred financing fees, net	5,974	8,173
Other assets	32,301	30,974
Total assets	$1,701,894	$1,584,897

Liabilities and Shareholders’ Equity
Unsecured revolving credit facility	$—	$112,000
Senior unsecured notes, net of discount	321,873	341,673
Secured debt and capital leases	104,979	91,412
Total debt	426,852	545,085
Other liabilities	25,632	20,346
Total liabilities	452,484	565,431
Shareholders’ equity	1,249,410	1,019,466
Total liabilities and shareholders’ equity	$1,701,894	$1,584,897

(1)          Rental income for the quarter and year ended December 31, 2006 includes $8.3 million and $14.8 million, respectively, of rental income from two hospitals formerly leased and operated by HealthSouth Corporation, or HealthSouth.  Beginning in 2003 until November 2006, we were involved in litigation with HealthSouth seeking to increase the rent due under a lease of two hospitals to HealthSouth and to terminate the lease and repossess the hospitals.  On November 8, 2006, we and HealthSouth agreed to settle our litigation, to recognize HealthSouth’s lease until September 30, 2006 and to increase the annual rent due under the lease from $8.7 million to $9.9 million for the period from January 2, 2002 to September 30, 2006.  As a result of the settlement, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, for periods through September 30, 2006, which we recognized as rental income in the fourth quarter of 2006.  On October 1, 2006, Five Star assumed the operations of these two hospitals and began leasing them from us for an annual rent of $10.25 million.

(2)          Expenses incurred related to the HealthSouth litigation were approximately $260,000 for the quarter ended December 31, 2006, and $1,670,000 for the year ended December 31, 2006, and are included in general and administrative expenses.

(3)          In January 2007, we purchased and retired $20.0 million of our 8 5/8% senior notes due 2012 and paid a premium of $1.8 million and wrote off $276,000 of deferred financing fees and unamortized discount related to these senior notes.  In June 2006, we redeemed all of our $28.2 million of 10.125% junior subordinated debentures; loss on early extinguishment of debt includes a $1.3 million write off of unamortized deferred financing fees related to these debentures. In January 2006, we redeemed $52.5 million of our 7 7/8% senior unsecured notes and paid a $4.1 million redemption premium and wrote off $1.1 million of deferred financing fees and unamortized discount related to these senior notes.

(4)          During the year ended December 31, 2007, we recognized an impairment of assets charge of $1.4 million related to one property that we intend to sell in 2008.  During the year ended December 31, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that were sold during the fourth quarter of 2006.

Senior Housing Properties Trust

Funds from Operations

(in thousands, except per share data)

Calculation of Funds from Operations (FFO) (1):

	Quarter Ended December 31,		Year Ended December 31,
	2007	2006	2007	2006
Income before loss on sale of properties (2)	$26,519	$27,558	$85,303	$66,122
Add: Depreciation expense	12,264	11,443	47,384	44,073
Loss on early extinguishment of debt	—	—	2,026	6,526
Impairment of assets (3)	1,400	—	1,400	1,420
Less: Deferred percentage rent (4)	(4,961)	(4,016)	—	—
Loss on early extinguishment of debt settled in cash (5)	—	—	(1,750)	(4,134)
FFO	$35,222	$34,985	$134,363	$114,007

Weighted average shares outstanding	84,505	74,641	83,168	72,529

FFO per share	$0.42	$0.47	$1.62	$1.57
Distributions declared	$0.35	$0.34	$1.38	$1.32

(1)          We compute FFO as shown in the calculation above. This calculation begins with income before loss on sale of properties or, if that amount is the same as net income, with net income, which we believe is the closest U.S. generally accepted accounting principles, or GAAP, measure of our performance. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note (4) below, and we exclude loss on early extinguishment of debt not settled in cash from FFO. We consider FFO to be an appropriate measure of performance for a real estate investment trust, or REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs.  FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.

(2)          Income before loss on sale of properties includes legal expenses incurred related to the HealthSouth litigation of approximately $260,000 for the quarter ended December 31, 2006, and $1,670,000 for the year ended December 31, 2006.  As a result of the settlement of this litigation, HealthSouth paid us additional rent of $5.7 million, or $0.08 per share, which we recognized as rental income in the fourth quarter of 2006.

(3)          During the year ended December 31, 2007, we recognized an impairment of assets charge of $1.4 million related to one property that we intend to sell in 2008.  During the year ended December 31, 2006, we recognized an impairment of assets charge of $1.4 million related to three properties that were sold during the fourth quarter of 2006.

(4)          Our percentage rents are generally calculated on an annual basis. We recognize percentage rental income received during the first, second and third quarters in the fourth quarter when all contingencies related to percentage rents are satisfied. Although recognition of revenue is deferred until the fourth quarter, our FFO calculation for the first three quarters includes estimated amounts of deferred percentage rents with respect to those periods. The fourth quarter calculation of FFO excludes the amounts recognized during the first three quarters.

(5)          FFO for the year ended December 31, 2007 includes a $1.8 million cash loss relating to our early retirement of $20.0 million of our 8 5/8% senior notes due 2012. FFO for the year ended December 31, 2006 includes a $4.1 million cash loss relating to our early redemption of $52.5 million of our 7 7/8% senior notes due 2015.

FORWARD LOOKING STATEMENT

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED INTO AGREEMENTS FOR $197.6 MILLION TO PURCHASE 16 SENIOR LIVING FACILITIES AND TO LEASE THEM TO FIVE STAR, OUR DILIGENCE REGARDING THESE TRANSACTIONS HAS NOT YET BEEN COMPLETED AND WE MAY DECIDE NOT TO PROCEED WITH THESE PURCHASES.  CERTAIN OF THESE PURCHASES ARE CONTINGENT UPON APPROVALS FROM THIRD PARTY MORTGAGE LENDERS, WHICH APPROVALS MAY NOT BE OBTAINED.  AS A RESULT, ONE OR MORE OF THESE PROPOSED PURCHASES AND LEASES MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

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